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                      Sequentially Numbered Pages Per Rule 403(d): Page 20 of 26


                                                                   EXHIBIT 23.02



                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of United Heritage Corporation on Form S-8 of our report dated June 6, 2000, appearing in the Annual Report on Form 10-K of United Heritage Corporation for the year ended March 31, 2000. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
November 29, 2000